UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 30, 2009
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 30, 2009, Delphi Corporation (“Delphi” or the “Company”), reached agreement with the required lenders to amend (the “Amendment”) the accommodation agreement having an effective date of December 12, 2008 (the “Accommodation Agreement”), with lenders under its debtor-in-possession first priority revolving credit facility (the “Amended and Restated DIP Credit Facility”). In support of Delphi’s efforts to develop a modified reorganization plan adapted to the current global economic environment, the lenders have agreed to modify certain financial covenants and pay-down requirements contained in the Accommodation Agreement. In addition, General Motors Corporation (“GM”) has agreed to immediately accelerate $50 million in advances under the Partial Temporary Accelerated Payments Agreement (as described below) and to no later than February 27, 2009, either accelerate an additional $50 million in advances under such agreement or to increase from $300 million to $350 million the amount which it is committed to advance under the GM Advance Agreement (as defined below). The Amendment and GM’s agreement to accelerate payments are effective immediately; however, the Amendment contains certain post-closing conditions, including the payment of fees to the consenting lenders, which must be satisfied. The Company is in the process of filing a motion with the United States Bankruptcy Court for the Southern District of New York (the “Court”) to be heard at the next Omnibus Hearing scheduled for February 24, 2009 seeking authority to pay the applicable fees set forth in the Amendment.
In addition, if Delphi is able to meet certain specified milestones in its reorganization proceedings and obtain continued support from GM per the terms of the Amendment as described more fully below, Delphi projects that it will have access to additional liquidity to support its working capital requirements through the remainder of the term of the accommodation period in the Accommodation Agreement. The Company believes the Amendment and accelerated GM support will enable it to preserve available liquidity given the difficult economic environment, particularly in the global automotive industry.
While in chapter 11, Delphi has been supplementing cash from operations in North America with borrowings under the Amended and Restated DIP Credit Facility, which facility matured on December 31, 2008. Prior to expiration of the term of the Amended and Restated DIP Credit Facility, Delphi entered into the Accommodation Agreement allowing Delphi to retain the proceeds of drawn amounts under the Amended and Restated DIP Credit Facility, consisting of a $1.1 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $500 million first priority term loan (the “Tranche B Term Loan”) and a $2.75 billion second priority term loan (the “Tranche C Term Loan”) until the earlier of June 30, 2009 (or if certain milestones are not met in Delphi’s reorganization proceedings, May 5, 2009), provided Delphi continues to remain in compliance with all applicable covenants under the Accommodation Agreement and the Amended and Restated DIP Credit Facility (other than the failure to repay the loans under the facility on the maturity date or comply with certain other repayment provisions). Notwithstanding the Accommodation Agreement, Delphi is in default of the terms of its Amended and Restated DIP Credit Facility and as a result was no longer able to make additional draws under the facility after December 12, 2008 (the effective date of the Accommodation Agreement). The Accommodation Agreement contains covenants requiring Delphi to maintain a rolling 12-month cumulative Global EBITDAR level (as defined in the Accommodation Agreement), to periodically pay down amounts outstanding under the Revolving Facility in excess of a specified amount determined, in part, by the amount of outstanding receivables, inventory and the value of certain fixed assets, and to maintain a minimum liquidity level of $100 million as defined in the Accommodation Agreement (the “Minimum Liquidity Level”).
Delphi also has the ability to draw down amounts pursuant to an agreement with GM whereby GM agreed to advance payments to be made by GM to Delphi following the effectiveness of the GM settlement and restructuring agreements (the “GM Advance Agreement”), which agreement was later extended and amended to provide up to $300 million in advances through June 30, 2009. The GM Advance Agreement currently has a targeted cash balance (the “Target Cash Balance Amount”) of $25 million dollars and Delphi is required to use any free cash flow above the targeted cash balance amount (as determined in accordance with the GM Advance Agreement) to repay from time to time any amounts outstanding thereunder. In addition, GM has agreed to accelerate payment of certain payables to Delphi, pursuant to the Partial Temporary Accelerated Payments Agreement, which could result in an additional $300 million of liquidity (inclusive of the immediate acceleration of $50 million) to Delphi to be provided through May of 2009. For more details regarding the terms of Delphi’s Amended and Restated DIP Credit Facility, the Accommodation Agreement, the GM Advance Agreement and the Partial Temporary Accelerated Payments Agreement, including the conditions, covenants and default provisions of each such agreement, see Delphi’s Current Report on Form 8-K filed with the United States (“U.S.”) Securities and Exchange Commission (the “SEC”) on December 12, 2008.
Delphi noted that the Amendment was necessitated by the significant production volume decreases and significantly lower forecasted volumes through the first quarter of 2009. In this low production environment, the amount of outstanding accounts receivable and inventory has been declining, thus requiring periodic repayments of amounts outstanding under Tranches A and B of the Amended and Restated DIP Credit Facility to maintain compliance with the paydown covenants. As of January 31, 2009 there was approximately $300 million outstanding under Tranche A and approximately $400 million outstanding under Tranche B. Reduced volume projections were expected to result in a significant decline in rolling 12-

month cumulative Global EBITDAR at the end of January 2009, which without the Amendment might have put Delphi’s ability to comply with the Global EBITDAR covenants at risk. In addition, this deterioration has reduced the amount of outstanding receivables, potentially requiring Delphi to repay significant additional amounts currently outstanding under the Revolving Facility in the months of January and February 2009, further reducing liquidity in its North American operations. However, pursuant to the Amendment, the lenders have agreed to modify certain covenants contained in the Accommodation Agreement. Specifically the Amendment provides for:
–	Revised rolling 12-month cumulative Global EBITDAR covenant levels based upon the current economic and automotive environment as follows:

Global LTM
Period Ending	EBITDAR
(in millions)
January 31, 2009	$185
February 28, 2009	$(50)
March 31, 2009	$(150)
April 30, 2009	$(250)
May 31, 2009	$(350)
–	An additional cash collateral basket of up to $117 million (the “Basket”), which solely for purposes of the prepayment provisions in the Accommodation Agreement is considered an offset to amounts outstanding under the Revolving Facility. The Basket may be released to Delphi (and each such release may not be restored) upon the satisfaction of certain conditions described below.
By February 27, 2009 GM has agreed that it will either (a) convert, subject to obtaining the approval of the Court and obtaining any required approvals from the President’s designee pursuant to its loan agreement with the U.S. Treasury, the $50 million acceleration of payment terms referred to above to increase the amount available under the GM Advance Agreement to an aggregate of $350 million or (b) accelerate an additional $50 million in advances. If GM chooses option (a), the Minimum Liquidity Level covenant will be reduced to $50 million and the Target Cash Balance in the GM Advance Agreement will be increased to $50 million, provided that all necessary approvals to amend the GM Advance Agreement have been received, before March 25, 2009. In either event, Delphi believes it would have sufficient additional liquidity to remain in compliance with the applicable covenants in the Accommodation Agreement as amended by the Amendment through late April 2009.
To provide additional liquidity support from April 2009 through the remainder of the accommodation period, the Amendment further provides that the amounts in the Basket may be released to Delphi if each of the following conditions are satisfied at the time of the release (a) by February 27, 2009 Delphi has filed a plan of reorganization or modifications to Delphi’s existing plan of reorganization meeting the conditions specified in the Accommodation Agreement and the 10 business day notice period after February 27, 2009 has elapsed without the majority of Tranche A and Tranche B lenders or majority of all lenders who signed the Accommodation Agreement having delivered notice that such plan of reorganization or modifications to Delphi’s existing Plan of Reorganization are not satisfactory, (b) after giving effect to the release,  Delphi is compliant with the mandatory prepayment provisions in the Accommodation Agreement and all other covenants in the Amended and Restated DIP Credit Facility as modified by the Accommodation Agreement and the Amendment, and (c) by March 24, 2009 GM has agreed and has obtained all required approvals to increase the available amounts under the GM Advance Agreement to $450 million (which includes any conversion by GM of the previously accelerated payables described above into advances under the GM Advance Agreement). Notwithstanding the above, Delphi will be required to apply all amounts in the Basket to pay down the Amended and Restated DIP Credit Facility under the following circumstances: (i) Delphi has not delivered to the agent under the Amended and Restated DIP Credit Facility a proposal to GM regarding Delphi’s North American sites and the related GM plan to support Delphi’s overall emergence plan by February 17, 2009 (the “Proposal”); (ii) Delphi has not delivered to the agent under the Amended and Restated DIP Credit Facility a business plan incorporating the Proposal by February 20, 2009 (the “Business Plan”); (iii) a majority of lenders executing the Amendment direct the agent under the Amended and Restated DIP Credit Facility on or before March 6, 2009 that the Proposal or the Business Plan is not satisfactory, (iv) if Delphi fails to file a plan of reorganization or modifications to its existing plan of reorganization meeting the conditions specified in the Accommodation Agreement by February 27, 2009 or if within 10 business days of such filing the majority of Tranche A and Tranche B lenders or majority of all lenders who signed the Accommodation Agreement deliver notice that such filing is not satisfactory, or (v) if on March 24, 2009 there is less than $450 million of aggregate availability committed under the GM Advance Agreement.
The above summary is qualified by reference to the terms and provisions of the Amendment, the amendment to the Partial Temporary Accelerated Payments Agreement and the amendment to the GM Advance Agreement, copies of which are filed as Exhibit 99(a), Exhibit 99(b) and Exhibit 99(c), respectively, to this report and incorporated by reference herein.

To address the likelihood of continued low U.S. automotive production volumes, Delphi has implemented and continues to implement a number of cash conservation measures, including temporary lay-offs and salaried benefit cuts, delay of capital and other expenditures, permanent salaried work-force reductions, and other cost saving measures to ensure adequate liquidity for operations until volumes recover or until the Company is able to complete further restructuring efforts in response to changes in vehicle markets. Delphi believes that the combination of its cost saving initiatives, the additional liquidity support from GM and, subject to continued compliance with the covenants contained therein, the Amendment to the Accommodation Agreement and the Amended and Restated DIP Credit Facility will provide the necessary U.S. liquidity through the term of the accommodation period in the Accommodation Agreement to seek to emerge from bankruptcy. However the continued ability of Delphi to access the Basket remains subject to a number of conditions as noted above, including GM agreeing to increase amounts available under the GM Advance Agreement, and obtaining any required approvals of the President’s designee in accordance with the provisions of the government loans GM has received and Court approval. Therefore, there can be no assurance as to whether Delphi will be able to access the additional $117 million in liquidity provided for under the Amendment as necessary to provide sufficient liquidity through the second quarter of 2009. In addition, there can be no assurance that the outside termination date of the Accommodation Agreement will not be shortened from June 30, 2009 to May 5, 2009 because there can be no assurance that the Company will be able to obtain binding commitments for debt and equity financing sufficient to emerge from chapter 11 pursuant to a plan of reorganization satisfying the conditions set forth in the Accommodation Agreement by the deadlines specified therein or obtain necessary waivers. Delphi’s ability to develop a revised recapitalization plan and consummate a confirmed plan of reorganization has been adversely effected by the substantial uncertainty and a significant decline in capacity in the credit markets, the global economic downturn generally and the current economic climate of the global automotive industry. In addition, there can be no assurances that the cash conservation measures Delphi implements now or in the future will not delay or limit its ability to achieve its long range business objectives or participate in future growth opportunities when economic conditions improve. Furthermore, should further cost saving measures or other significant actions, including sales of assets and wind-down of operations become necessary, whether because constraints in the global credit market continue or worsen, the global recession deepens, the current economic climate in the global automotive industry does not improve over the course of 2009 or otherwise, Delphi’s inability to conserve liquidity or obtain alternative financing would likely have a detrimental impact on the Company’s financial condition and operations.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the exhibits being filed as part of this report, as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance.  Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the debtor-in-possession financing facility, its advance agreement with GM, to obtain an extension of term or other amendments as necessary to maintain access to such facility and advance agreement, and partial temporary accelerated payments agreement with GM; the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases prosecuted by it from time to time; the ability of the Company to achieve all of the conditions to the effectiveness of those portions of the Amended and Restated Global Settlement Agreement and Amended and Restated Master Restructuring Agreement with GM which are contingent on Delphi’s emergence from chapter 11; the ability of the Company to obtain Court approval to modify its amended plan of reorganization which was confirmed by the Court on January 25, 2008 and to confirm such modified plan or any other subsequently confirmed plan of reorganization and to consummate such plan; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its plan of reorganization as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers.  Additional factors that could affect future results are identified in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, including the risk factors in Part I. Item 1A. Risk Factors, contained therein, and the Company’s quarterly periodic reports for the subsequent periods, including the risk factors in Part II. Item 1A. Risk Factors, contained therein, filed with the SEC.  Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.  Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits.  The following exhibits are being filed as part of this report.

Exhibit
Number	Description
99(a)	First Amendment to the Accommodation Agreement, dated as of January 30, 2009

99(b)	First Amendment to the Partial Temporary Accelerated Payments Agreement between Delphi Corporation and General Motors Corporation dated as of January 30, 2009

99(c)	Agreement between Delphi Corporation and General Motors Corporation dated as of January 30, 2009
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)

Date: February 4, 2009

	By:	/s/ JOHN D. SHEEHAN

John D. Sheehan,
Vice President and Chief Financial Officer